NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2018 FIRST QUARTER RESULTS

NEW YORK, NEW YORK (April 9, 2018) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) reported total revenue of $8,305,000 for the three months ended February 28, 2018 (the “2018 first quarter”) as compared to $6,979,000 for the three months ended February 28, 2017 (the “2017 first quarter”). Rental revenue was $8,180,000 and revenue from property sales was $125,000 in the 2018 first quarter. Revenue in the 2017 first quarter was entirely rental revenue as there were no property sales in the 2017 first quarter. Operating income was $584,000 in the 2018 first quarter as compared to an operating loss of ($86,000) in the 2017 first quarter. The operating income in the 2018 first quarter, as compared to the operating loss in the 2017 first quarter, principally reflected an increase of $1,009,000 in profit from leasing activities (which Griffin defines as rental revenue less operating expenses of rental properties)1, partially offset by an increase of $468,000 in depreciation and amortization expense.

Profit from leasing activities was $5,503,000 in the 2018 first quarter as compared to $4,494,000 in the 2017 first quarter. The increase in profit from leasing activities in the 2018 first quarter, as compared to the 2017 first quarter, reflected a $1,201,000 increase in rental revenue, due principally to more space under lease in the 2018 first quarter than the 2017 first quarter, partially offset by a $192,000 increase in operating expenses of rental properties. The increase in leased space reflected leases entered into subsequent to the end of the 2017 first quarter, the fiscal 2017 third quarter acquisition of 215 International Drive (“215 International”), an approximately 277,000 square foot industrial/warehouse building in the Charlotte, North Carolina area that is fully leased, and the completion of construction and placement into service in the 2017 fourth quarter of 330 Stone Road (“330 Stone”), an approximately 137,000 square foot industrial/warehouse building that was 54% leased at the time it was placed into service. 330 Stone is the newest addition to New England Tradeport, Griffin’s industrial park located in Windsor and East Granby, Connecticut. The increase in operating expenses of rental properties principally reflected expenses related to 215 International and 330 Stone.

Partially offsetting the increase in profit from leasing activities in the 2018 first quarter, as compared to the 2017 first quarter, was the increase in depreciation and amortization expense.  The

1. Profit from leasing activities is not a financial measure in conformity with U.S. GAAP.  It is presented because Griffin believes it is a useful financial indicator for measuring results of its real estate leasing activities.  However, it should not be considered as an alternative to operating income as a measure of operating results in accordance with U.S. GAAP.

increase in depreciation and amortization expense in the 2018 first quarter, as compared to the 2017 first quarter, principally reflected the addition of 215 International and 330 Stone to Griffin’s portfolio subsequent to the 2017 first quarter, as noted above.

Griffin’s total real estate portfolio as of February 28, 2018 was approximately 3,710,000 square feet and 95% leased, as compared to approximately 3,297,000 square feet and 96% leased as of February 28, 2017. Industrial/warehouse space comprised 88% of Griffin’s real estate portfolio as of February 28, 2018 and was 98% leased, with the only significant vacancy being approximately 63,000 square feet in 330 Stone. Griffin’s office/flex space of approximately 433,000 square feet was 74% leased at February 28, 2018.

Griffin reported a net loss of ($1,723,000) and a basic and diluted net loss per share of ($0.34) in the 2018 first quarter, as compared to a net loss of ($939,000) and a basic and diluted net loss per share of ($0.19) in the 2017 first quarter. The higher net loss in the 2018 first quarter, as compared to the 2017 first quarter, principally reflected an income tax provision of ($790,000) in the 2018 first quarter as compared to an income tax benefit of $451,000 in the 2017 first quarter and an increase in interest expense to $1,532,000 in the 2018 first quarter from $1,313,000 in the 2017 first quarter that, collectively, more than offset the increase in operating income in the 2018 first quarter.

The income tax provision in the 2018 first quarter included a charge of $1,001,000 related to the re-measurement of Griffin’s deferred tax assets and liabilities as a result of the reduction in the U.S. federal corporate statutory income tax rate from 35% to 21% under the Tax Cuts and Jobs Act (the “TCJA”) that was enacted on December 22, 2017 and became effective for Griffin in the 2018 first quarter. Partially offsetting the charge for the re-measurement of deferred tax assets and liabilities in the 2018 first quarter was an income tax benefit of $211,000 related to the pretax loss in the 2018 first quarter. The 2017 first quarter income tax benefit of $451,000 was entirely related to the 2017 first quarter pretax loss. The increase in interest expense principally was due to an increase in total mortgage loans to $137,119,000 as of February 28, 2018 as compared to $110,368,000 as of February 28, 2017.

Shortly after the filing of its 2018 first quarter Form 10-Q, Griffin intends to file a universal shelf registration statement (the “Universal Shelf”) with the Securities and Exchange Commission (the “SEC”) that once declared effective by the SEC, will allow Griffin to register offerings of equity and/or debt securities up to $50,000,000.  If deemed appropriate, Griffin anticipates being able to use the Universal Shelf to register offerings of equity and/or debt securities in the future for real estate acquisitions consistent with Griffin’s strategies, repayment of debt and general corporate purposes. There is no guarantee that Griffin could complete offerings of equity and/or debt securities on favorable terms, or at all.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about the filing of the Universal Shelf with the SEC and offerings to be made pursuant to such Universal Shelf. Although

Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements include the risk that Griffin may not be able to complete offerings under the Universal Shelf on favorable terms, or at all, and the important factors described in Griffin’s SEC filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

Griffin Industrial Realty, Inc.

Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	Feb. 28, 2018	Feb. 28, 2017
Rental revenue (1)	$8,180	$6,979
Revenue from property sales (2)	125	—
Total revenue	8,305	6,979

Operating expenses of rental properties (1)	2,677	2,485
Depreciation and amortization expense	2,818	2,350
General and administrative expenses (3)	2,137	2,230
Costs related to property sales	89	—
Total expenses	7,721	7,065

Operating income (loss)	584	(86)

Interest expense (4)	(1,532)	(1,313)
Investment income	15	9
Loss before income tax (provision) benefit	(933)	(1,390)
Income tax (provision) benefit	(790)	451
Net loss	$(1,723)	$(939)

Basic net loss per common share	$(0.34)	$(0.19)

Diluted net loss per common share	$(0.34)	$(0.19)

Weighted average common shares outstanding for computation of basic per share results	5,001	5,040

Weighted average common shares outstanding for computation of diluted per share results	5,001	5,040

(1) Profit from leasing activities:

	Three Months Ended
	Feb. 28, 2018	Feb. 28, 2017
Rental revenue	$8,180	$6,979
Operating expenses of rental properties	2,677	2,485
Profit from leasing activities	$5,503	$4,494

(2 Interest expense is primarily for mortgages on Griffin’s rental properties.

(3) The 2018 first quarter income tax provision includes a charge of ($1,001) for the re-measurement of Griffin’s deferred tax assets and liabilities as a result of the reduction of the U.S. federal corporate statutory income tax rate from 35% to 21% under the Tax Cuts and Jobs Act that was enacted on December 22, 2017.